EXHIBIT 1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: December 30, 2019

Solace Capital Partners, L.P.

By:	/s/ Xavier Corzo
Name:	Xavier Corzo
Title:	Principal, Chief Financial Officers & Chief Compliance Officer

Solace General Partner LLC

By:	/s/ Xavier Corzo
Name:	Xavier Corzo
Title:	Principal, Chief Financial Officers & Chief Compliance Officer

Solace Capital Special Situations Fund, L.P.

By Solace Capital Partners, L.P., its investment manager
By:	/s/ Xavier Corzo
Name:	Xavier Corzo
Title:	Principal, Chief Financial Officers & Chief Compliance Officer

Solace Forbes Holdings LLC

By Solace Capital Partners, L.P., its Manager
By:	/s/ Xavier Corzo
Name:	Xavier Corzo
Title:	Principal, Chief Financial Officers & Chief Compliance Officer